Exhibit 99.1
REPROS TO REPORT FIRST QUARTER 2008 FINANCIAL RESULTS ON MAY 9, 2008
Live Conference Call, May 12, 2008, at 1:00 p.m. Eastern Time
     THE WOODLANDS, Texas, May 8, 2008 — Repros Therapeutics Inc. (NasdaqGM:RPRX) today announced that it will report financial results for the first quarter ended March 31, 2008, on May 9, 2008 after the financial markets close.
     Repros management will hold a conference call to discuss its clinical development progress, financial results for the first quarter 2008 and to answer investor questions at 1:00 p.m. Eastern Time on May 12, 2008.
Conference Call Information
Domestic callers: 866-237-3252
International callers: 719-457-1018
Passcode: 379126
     A replay of the conference call will be available for 48 hours. To access the replay, dial 888-348-4629 (Domestic) and 719-884-8882 (International) and enter the passcode #379126. The replay will also be available on the Repros website, www.reprosrx.com approximately 24 hours after the call ends.
Any statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including Repros’ ability to raise additional capital in a timely manner and on acceptable terms or at all, Repros’ ability to have success in the clinical development of its technologies, the timing of enrollment and release of data in such clinical studies and the accuracy of such studies, limited patient populations of clinical studies to date and the possibility that final data may not be consistent with interim data and such other risks which are identified in the Company’s most recent Annual Report on Form 10-K and in any subsequent quarterly reports on Form 10-Q. These documents are available on request from Repros Therapeutics or at www.sec.gov. Repros disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
For more information, please visit the Company’s website at http://www.reprosrx.com.

Contact:	Joseph S. Podolski President & CEO (281) 719-3447